Q1 2024 Earnings Conference Call 5/2/2024 Teleflex Incorporated Exhibit 99.2

The release, accompanying slides, and replay webcast are available online at www.teleflex.com (click on Investors) An audio replay of the call will be available beginning at 11:00 am Eastern Time on May 2, 2024 either on the Teleflex website or by telephone. The call can be accessed by dialing 1 800 770 2030 (U.S.) or 1 609 800 9909 (all other locations). The confirmation code is 69028. Conference Call Logistics

Today’s Speakers TELEFLEX EARNINGS CONFERENCE CALL 5/2/2024 Lawrence Keusch VP, Investor Relations and Strategy Development Liam Kelly Chairman, President and CEO Thomas Powell Executive VP and CFO

This presentation contains forward-looking statements, including, but not limited to our expectation that our Wattson™ Temporary Pacing Guidewire will complement our structural heart portfolio; our expectation that our synthetic buttressing material will enable us to further address surgeon preferences in the sleeve gastrectomy market; our forecasted 2024 GAAP and constant currency revenue growth, GAAP and adjusted gross and operating margins and GAAP and adjusted earnings per share and, in each case, our estimates with respect to the items expected to impact those forecasted results; our expectation that we are well positioned to deliver on our financial guidance for 2024; our expectation that we will continue to focus on our strategy to drive durable growth and that we will continue to invest in organic and inorganic growth drivers; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward–looking statements. These risks and uncertainties are addressed in our SEC filings, including our most recent Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation. Note on Forward-Looking Statements TELEFLEX EARNINGS CONFERENCE CALL 5/2/20244 Note on Non-GAAP Financial Measures This presentation refers to certain non-GAAP financial measures, including, but not limited to, constant currency revenue growth, adjusted diluted earnings per share, adjusted gross and operating margins and adjusted tax rate. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Tables reconciling these non-GAAP financial measures to the most comparable GAAP financial measures are contained within this presentation and the appendices at the end of this presentation. Additional Notes This document contains certain highlights with respect to our first quarter 2024 and developments and does not purport to be a complete summary thereof. Accordingly, we encourage you to read our Earnings Release for the quarter ended March 31, 2024 located in the investor section of our website at www.teleflex.com and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 to be filed with the Securities and Exchange Commission. Unless otherwise noted, the following slides reflect continuing operations.

Liam Kelly Chairman, President and CEO Executive Overview

Q1 Performance Summary ◦ Maintained constant currency revenue growth guidance range of 3.75% to 4.75% ◦ Increased the low end of the range for adjusted diluted EPS from continuing operations guidance to $13.60 to $13.95, compared to the prior range of $13.55 to $13.95 ◦ Q1'24 constant currency revenue grew 3.8% year-over-year ◦ Q1'24 adjusted gross margin of 61.1% and adjusted operating margin of 26.6% ◦ Q1'24 adjusted EPS of $3.21, a 3.9% increase year-over-year Q1'24 Highlights 2024 Financial Guidance Note: See tables appearing in this presentation and the appendices hereto for reconciliations of non-GAAP financial information. TELEFLEX EARNINGS CONFERENCE CALL 5/2/2024

Q1'24 Segment Revenue Review TELEFLEX EARNINGS CONFERENCE CALL 5/2/20247 Three Months Ended % Increase/ Decrease Dollars in Millions March 31, 2024 April 2, 2023 Reported Revenue Growth Currency Impact Constant Currency Growth Americas $406.3 $411.9 (1.4)% 0.1% (1.5)% EMEA $159.6 $143.3 11.4% 1.7% 9.7% Asia $84.2 $78.7 7.0% (4.2)% 11.2% OEM $87.7 $77.0 13.9% 0.3% 13.6% Consolidated $737.8 $710.9 3.8% —% 3.8%

Q1'24 Global Product Category Revenue Review TELEFLEX EARNINGS CONFERENCE CALL 5/2/20248 Three Months Ended % Increase/ Decrease Dollars in Millions March 31, 2024 April 2, 2023 Reported Revenue Growth Currency Impact Constant Currency Growth Vascular Access $181.4 $177.7 2.1% 0.1% 2.0% Interventional $134.7 $116.9 15.2% (0.2)% 15.4% Anesthesia $96.4 $93.3 3.2% —% 3.2% Surgical $105.5 $99.0 6.6% (0.5)% 7.1% Interventional Urology $79.7 $75.4 5.8% (0.3)% 6.1% OEM $87.7 $77.0 13.9% 0.3% 13.6% Other(1) $52.4 $71.6 (26.7)% 0.4% (27.1)% Consolidated $737.8 $710.9 3.8% —% 3.8% (1) Includes revenues generated from the Company’s respiratory and urology products (other than interventional urology products), and, for the period ended April 2, 2023, products sold to Medline pursuant to the manufacturing and supply transition agreement executed in June of 2021.

Clinical and Commercial Updates

Interventional Access Launch

- Initiated a limited market release of the Wattson™ Temporary Pacing Guidewire ("TPG")
- Wattson™ TPG will complement our expanding structural heart portfolio, which already includes the MANTA™ large-bore closure device and the Langston™ dual-lumen for contrast delivery and pressure measurement



Expanding Titan SGS™ Stapler Portfolio

- Launched the Titan SGS Standard Staple-Line Reinforcement with Gore® Seamguard® Bioabsorbable Staple Line Reinforcement Material[1]
- This complimentary pairing supports bariatric surgeons by addressing clinical preferences in the sleeve gastrectomy market



CAUTION: Federal (USA) law restricts these devices to sale or use by or on the order of a physician. Refer to the Instructions for Use for a complete listing of the indications, contraindications, warnings, and precautions. Information in this document is not a substitute for the product Instructions for Use.
Not all products may be available in all countries.

[1] GORE and SEAMGUARD are trademarks of W. L. Gore & Associates, Inc.

9 TELEFLEX EARNINGS CONFERENCE CALL 5/2/2024

Teleflex™
Empowering the future of healthcare

Thomas Powell Executive VP and CFO Financial Overview

Q1'24 Financial Review TELEFLEX EARNINGS CONFERENCE CALL 5/2/202411 Gross margin Operating margin Global revenue growth Effective tax rate Earnings per share ◦ Revenue increased 3.8% year-over-year on a GAAP basis ◦ Revenue increased 3.8% year-over-year on a constant currency basis Note: See appendices for reconciliations of non-GAAP financial information. ◦ GAAP gross margin of 56.4% vs. 55.1% in the prior year period ◦ Adjusted gross margin of 61.1%, up 170 bps year-over-year ◦ GAAP operating margin of (0.6)% vs. 16.2% in prior year period ◦ Adjusted operating margin of 26.6%, up 80 bps year-over-year ◦ GAAP tax rate of 161.0% vs. 20.7% in prior year period ◦ Adjusted tax rate of 13.2% vs. 11.8% in prior year period ◦ GAAP EPS of $0.33 vs. $1.63 in prior year period ◦ Adjusted EPS of $3.21, up 3.9% year-over-year

2024 Financial Guidance Summary TELEFLEX EARNINGS CONFERENCE CALL 5/2/202412 2024 Guidance Low High GAAP Revenue Growth 3.35% 4.35% Impact of Foreign Exchange Rate Fluctuations (0.40)% (0.40)% Constant Currency Revenue Growth 3.75% 4.75% Adjusted Gross Margin 60.00% 60.75% Adjusted Operating Margin 26.25% 26.75% Adjusted EPS $13.60 $13.95 Adjusted EPS % Growth 0.6% 3.2% Note: See appendices for reconciliations of non-GAAP financial information.

TELEFLEX EARNINGS CONFERENCE CALL 5/2/202413 Key Takeaways We started 2024 with a solid performance. Our diversified portfolio and global business units performed well, we managed operating expenses, and continued to focus on new product introductions We are well-positioned to deliver on our financial guidance for 2024. We remain highly focused on executing on our plan for 2024. We will continue to focus on our strategy to drive durable growth. We are progressing well with the integration of Palette Life Sciences. And we will continue to invest in organic and inorganic growth drivers.

TELEFLEX EARNINGS CONFERENCE CALL 5/2/202414 Thank You!

Appendices

The presentation to which these appendices are attached and the following appendices include, among other things, tables reconciling the following applicable non- GAAP financial measures to the most comparable GAAP financial measure: Constant currency revenue growth. This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends. Adjusted diluted earnings per share. This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in the reconciliation tables appearing in Appendices A1 and A2, as applicable; (iv) costs incurred in connection with our implementation of a new global ERP solution and related IT transition costs; (v) pension termination and related charges; (vi) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (vii) intangible amortization expense; and (viii) tax adjustments. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends. Adjusted gross profit and margin. These measures exclude, depending on the period presented, the impacts of (i) restructuring, restructuring related and impairment items, (ii) acquisition, integration and divestiture related items and (iii) “other items” identified in the reconciliation tables appearing in Appendices A1 and A2, as applicable. Adjusted operating profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisitions, integration and divestiture related items; (iii) “other items” identified in the reconciliation tables appearing in Appendices A1 and A2, as applicable; (iv) costs incurred in connection with our implementation of a new global ERP solution and related IT transition costs; (v) pension termination and related charges; (vi) intangible amortization expense; and (vii) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation. Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in the reconciliation tables appearing in Appendices A1 and A2, as applicable; (iv) costs incurred in connection with our implementation of a new global ERP solution and related IT transition costs; (v) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (vi) intangible amortization expense; and (vii) tax adjustments. Non-GAAP Financial Measures TELEFLEX EARNINGS CONFERENCE CALL 5/2/202416

The following is an explanation of certain of the adjustments that are applied with respect to one or more of the non-GAAP financial measures that appear in the presentation to which these appendices are attached: Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results. Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. Pension termination and related charges - These adjustments represent charges associated with the planned termination of the Teleflex Incorporated Retirement Income Plan, a frozen U.S. defined benefit pension plan, and related direct incremental costs. These charges and costs do not represent normal and recurring operating expenses, will be inconsistent in amounts and frequency, and are not expected to recur once the plan termination process has been completed. Accordingly, management has excluded these amounts to facilitate an evaluation of our current operating performance and a comparison to our past operating performance. Non-GAAP Adjustments TELEFLEX EARNINGS CONFERENCE CALL 5/2/202417

European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post- market surveillance. The MDR requirements became effective in May 2021, although certain devices that previously satisfied MDD requirements can continue to be marketed in the EU until December 2027 for highest-risk devices and December 2028 for lower-risk devices, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD). Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. ERP implementation - These adjustments represent direct and incremental costs incurred in connection with our implementation of a new global enterprise resource planning ("ERP") solution and related IT transition costs. An implementation of this scale is a significant undertaking and will require substantial time and attention of management and key employees. The associated costs do not represent normal and recurring operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance. Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability. Non-GAAP Adjustments TELEFLEX EARNINGS CONFERENCE CALL 5/2/202418

Appendix A1 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended March 31, 2024

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	56.4%	51.6%	5.1%	(0.6)%	$(25.8)	$(41.6)	161.0%	$0.33
Adjustments								
Restructuring, restructuring related and impairment items (A)	0.3	(0.1)	—	0.8	5.8	1.0		0.10
Acquisition, integration and divestiture related items (B)	0.2	(0.2)	—	0.5	3.4	0.4		0.06
ERP implementation	—	—	—	—	0.1	—		—
MDR	—	—	(0.5)	0.3	3.3	—		0.07
Pension termination costs	—	(18.8)	—	18.8	138.5	58.2		1.70
Intangible amortization expense	4.2	(2.7)	—	6.8	50.1	5.1		0.95
Adjustments total	4.7	(21.8)	(0.5)	27.2	201.2	64.7		2.88
Adjusted basis	**61.1%**	**29.8%**	**4.6%**	**26.6%**	**$175.4**	**$23.1**	**13.2%**	**$3.21**

Notes:
(1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

19 TELEFLEX EARNINGS CONFERENCE CALL 5/2/2024

Teleflex™
Empowering the future of healthcare

Appendix A2 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended April 2, 2023

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.1%	32.7%	5.8%	16.2%	$97.5	$20.2	20.7%	$1.63
Adjustments								
Restructuring, restructuring related and impairment items (A)	1.2	—	(0.2)	1.7	12.0	1.8		0.22
Acquisition, integration and divestiture related items (B)	—	(0.4)	—	0.4	3.1	0.1		0.06
ERP Implementation	—	(0.2)	—	0.2	1.2	0.3		0.02
MDR	—	—	(1.4)	1.5	10.3	—		0.22
Intangible amortization expense	3.1	(2.6)	—	5.8	41.6	2.0		0.84
Tax adjustments	—	—	—	—	—	(4.8)		0.10
Adjustments total	4.3	(3.2)	(1.6)	9.6	68.2	(0.6)		1.46
Adjusted basis	**59.4%**	**29.5%**	**4.2%**	**25.8%**	**$165.7**	**$19.6**	**11.8%**	**$3.09**

Notes:
(1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

Teleflex™
Empowering the future of healthcare

20 TELEFLEX EARNINGS CONFERENCE CALL 5/2/2024

TELEFLEX EARNINGS CONFERENCE CALL 5/2/202421 A. Restructuring, restructuring related and impairment items – For the three months ended March 31, 2024, pre-tax restructuring charges were $0.5 million, restructuring related charges were $3.2 million, and pre-tax impairment charges were $2.1 million. For the three months ended April 2, 2023, pre-tax restructuring charges were $2.2 million, restructuring related charges were $9.8 million, and there were no pre-tax impairment charges. B. Acquisition, integration and divestiture related items – For the three months ended March 31, 2024, these charges primarily related to the acquisition of Palette Life Sciences AB. For the three months ended April 2, 2023, these charges related to the acquisition of Standard Bariatrics, Inc. Appendix A Tickmarks

Appendix B - 2024 Adj. Gross and Operating Margin Guidance Reconciliation TELEFLEX EARNINGS CONFERENCE CALL 5/2/202422 Low High Forecasted GAAP Gross Margin 55.53% 56.28% Estimated restructuring, restructuring related and impairment items 0.27% 0.27% Estimated acquisition, integration and divestiture related items 0.06% 0.06% ERP Implementation —% —% Estimated intangible amortization expense 4.14% 4.14% Forecasted Adjusted Gross Margin 60.00% 60.75% Low High Forecasted GAAP Operating Margin 13.07% 13.57% Estimated restructuring, restructuring related and impairment items 0.45% 0.45% Estimated acquisition, integration and divestiture related items 0.56% 0.56% Estimated other items 0.01% 0.01% Pension termination and related charges 4.48% 4.48% Estimated ERP implementation 0.62% 0.62% Estimated MDR 0.40% 0.40% Estimated intangible amortization expense 6.66% 6.66% Forecasted Adjusted Operating Margin 26.25% 26.75%

Appendix C - Reconciliation of 2024 Adjusted Earnings Per Share Guidance TELEFLEX EARNINGS CONFERENCE CALL 5/2/202423 Low High Forecasted GAAP Diluted Earnings Per Share from continuing operations $6.87 $7.22 Estimated restructuring, restructuring related and impairment items, net of tax $0.24 $0.24 Estimated acquisition, integration and divestiture related items, net of tax $0.33 $0.33 Estimated other items, net of tax $— $— Pension termination and related charges, net of tax $1.69 $1.69 Estimated ERP implementation, net of tax $0.31 $0.31 Estimated MDR, net of tax $0.26 $0.26 Estimated intangible amortization expense, net of tax $3.90 $3.90 Forecasted Adjusted Diluted Earnings Per Share from continuing operations, net of tax $13.60 $13.95 Note: The prior full year 2024 EPS guidance assumed $2.85 for the Pension termination and related charges, net of tax.